                                                                   EXHIBIT 10.11

                               SUBLEASE AGREEMENT

         THIS sublease is entered into the undersigned day, by and between BRIAZZ, INC., a Washington corporation ("Briazz"), and NORSTAR SPECIALTY FOODS INC., a Washington corporation ("NorStar"), or collectively referred to as "parties".

         1. DEMISED PREMISES. Briazz lets to NorStar and NorStar hires from Briazz the following described premises: approximately 22,132 square feet of warehouse, production and office space on the ground floor of real property commonly known as 3901 7th Avenue South, Seattle, Washington, to be used for general office use, warehousing, food storage and preparation and distribution of food products. Attached hereto and incorporated herein as EXHIBIT A, is a legal description of the leasehold premises. Briazz will continue occupying under its lease the upstairs office space and 3,072 square feet of warehouse space. Attached hereto and incorporated herein as EXHIBIT B, is a drawing describing the first floor space to be occupied by NorStar and warehouse space to be occupied by Briazz.

         2. TERM. The term of this sublease shall commence on March 1, 2003 and expire on October 30, 2006.

         3. PAYMENT OF RENT. Commencing March 1, 2003 through February 28, 2005, the monthly rent shall be $12,000. Commencing March 1, 2005 through October 30, 2006, the monthly rent shall be $14,000.

         4. MASTER LEASE. The parties acknowledge there is a master lease dated November 1, 1993, and amended on April 25, 1996, between Andover Investment Company, a Washington general partnership, as lessor, and Stusser Electric Company, a Washington corporation, as lessee. The positions, rights and duties of Andover Investment Company have been assumed by JSB Properties, LLC, a Washington limited liability company ("JSB"). The position, rights and duties of Stusser Electric Company have been assigned to and assumed by Consolidated Electrical Distributors, Inc. ("CED").

         5.       PRIOR SUBLEASE.

                  5.1 PRIOR SUBLEASE. Briazz is the lessee of the property under a prior sublease dated February 6, 1998, between Stusser Electric Company as sublessor, and Briazz as sublessee.

                  5.2 CONTINGENCIES. The position, rights and duties of Stusser Electric Company have been assigned to and assumed by CED. This sublease agreement is contingent upon Briazz obtaining all necessary approvals of this sublease and all of NorStar's rights hereunder.

                  5.3 PERFORMANCE OF SUBLEASE. Briazz will timely perform all of the terms, conditions and obligations as sublessee under its sublease agreement with CED.

                  5.4 BRIAZZ' PERFORMANCE OF OBLIGATIONS. Briazz shall hold NorStar free and

SUBLEASE AGREEMENT - 1
harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Briazz' failure to comply with or perform its obligations under its sublease agreement with CED.

                  5.5 BRIAZZ TO MAINTAIN SUBLEASE. Briazz shall maintain the existing sublease with CED in full force during the term. Briazz shall not do, or fail to do, anything that would result in a breach of that sublease agreement. Briazz will indemnify, defend, and hold NorStar free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Briazz' failure to comply with or perform Briazz' obligations under its sublease. Briazz shall take all steps necessary to preserve its rights as sublessee under its sublease and to cause CED to perform its obligations thereunder.

                  5.6 SUBLEASE WARRANTIES. Briazz represents to NorStar that its sublease is in full force and effect and that no default exists on the part of any party to that sublease. Briazz warrants that nothing in its sublease conflicts with NorStar's rights under this separate sublease.

                  5.7 IN THE EVENT OF A BRIAZZ DEFAULT WITH CED. In the event that CED notifies both Briazz and NorStar in writing that Briazz is in default under its sublease with CED, NorStar shall commence paying directly to CED any rent or operating expenses that become due under this sublease from and after actual receipt of such notice. Any payments made or expenses incurred in so doing shall be offset against rent and operating expenses due by NorStar to Briazz under this sublease. Any payments made by NorStar to CED as rent or operating expenses under this section shall also be treated by CED as payments made by Briazz on rents or operating expenses due by Briazz to CED under the Briazz-CED sublease (Exhibit D). In the event of an early termination of Briazz's sublease with CED, CED agrees to sublease the Premises to NorStar under the terms of the attached Exhibit E.


         6. RENT AND SECURITY DEPOSIT. There shall be no security deposit. NorStar agrees to pay the first month's rent upon the lease signing and approval of this sublease by JSB and CED.

         7.       TITLE, AUTHORITY AND QUIET ENJOYMENT.

                  7.1 TITLE AND AUTHORITY. Briazz warrants to NorStar that it has the right to sublease the property to NorStar on the terms set forth herein and to perform its obligations hereunder. NorStar warrants to Briazz that it has all requisite right, power, and authority to enter into this sublease and to perform its obligations hereunder. Each party shall provide the other party with reasonably satisfactory evidence of its authority to enter into this sublease upon request.

                  7.2 QUIET ENJOYMENT. Briazz covenants to NorStar that, so long as NorStar is not in default under this sublease beyond any applicable cure period, NorStar shall have quiet enjoyment of the property and all the rights granted hereunder without interference by Briazz, anyone acting by, through or under Briazz, or anyone having title or any lien or interest paramount to Briazz.

         8. ACCESS AND PARKING. Throughout the term, Briazz shall provide NorStar a reasonable nonexclusive vehicular access to the property. Briazz shall also make available for NorStar's exclusive use at minimum thirty parking spaces in the existing paved parking lot.

         9. Trade FIXTURES AND PERSONAL PROPERTY. As part and parcel of entering into the sublease agreement, Briazz agrees to sell and NorStar agrees to purchase all existing trade fixtures, equipment and personal property installed in or attached to the property being subleased to NorStar, together with certain food processing equipment, shelving, furniture and other personal property for the aggregate sum of $100,000. Upon execution of the sublease agreement and receipt by Briazz of funds totaling $100,000 such fixtures, equipment and personal property shall be transferred to NorStar free and clear of any and all liens or encumbrances and become the property of NorStar.

SUBLEASE AGREEMENT - 2

Upon termination of the sublease NorStar shall surrender possession of the property to Briazz in broom clean condition, ordinary wear and tear excepted. At NorStar's option, it may either leave in place those preexisting fixtures or remove the fixtures stored, attached to or installed at the subject property, provided NorStar repairs all damage to the property occasioned by such removal.

         10. COMPLIANCE WITH LAWS. Briazz warrants that as of the commencement date of the sublease agreement, the property did not violate any currently existing applicable statutes, rules, regulations, orders, restrictions of record, or building code regulation or ordinance. In the event that this warranty has been violated, then it shall be Briazz' obligation, after written notice from NorStar, to promptly, at Briazz' sole cost and expense, to rectify any such violation.

         11. PERSONAL PROPERTY TAXES. NorStar shall pay prior to delinquency all personal property taxes assessed during the term of this sublease upon NorStar's fixtures, furnishings, equipment and stock in trade and upon any other personal property or improvements of Briazz that are transferred to NorStar. NorStar shall indemnify and hold Briazz harmless from any such taxes and shall immediately cause the same to be satisfied and removed of record.

         12. UTILITIES. NorStar shall transfer the billing of all utilities to its name and shall pay for all separately metered charges for garbage, electricity, gas, water and the sewer serving the property. To the extent any utilities are not separately metered, NorStar shall pay to Briazz an amount equal to the total billed cost of the utility less an amount estimated as the Briazz cost. The amount estimated as the Briazz cost shall be the product of the standard Briazz unit consumption of each respective utility times the billing rate per unit as shown on the utility bill. To determine the standard Briazz unit consumption, NorStar shall retain a licensed electrician and a licensed plumber to perform calculations of the estimated usage by Briazz of electricity, water and gas, taking in account seasonal requirements. The parties agree to use such calculations as the basis to negotiate and agree upon the standard Briazz unit consumption of each utility. NorStar shall pay such shared utilities within fifteen (15) days after Briazz provides NorStar notice of the amounts due, accompanied by the statements and invoices indicating such amounts.

         13.      OPERATING EXPENSES.

                  13.1 PROPORTIONATE SHARE OF CHARGES. Briazz is charged operating expenses that it pays pursuant to its sublease agreement with CED. Pursuant to that sublease, Briazz pays its share of operating expenses after being provided notice of the amounts due for common area electricity, fire, sprinkler, water and service, real property taxes and insurance costs.

                  13.2 NORSTAR'S SHARE. NorStar's share of the charges due under this paragraph consisting of common area electricity, fire, sprinkler, water and service, real property taxes and insurance costs, also referred to as "operating expenses", shall be 70.68% of those operating expenses that are allocated to Briazz pursuant to its sublease agreement with CED. NorStar shall pay its share of operating expenses to Briazz within fifteen (15) days after Briazz provides NorStar notice

SUBLEASE AGREEMENT - 3
of the amounts due, accompanied by the statements and invoices indicating such amounts.

         14. MAINTENANCE AND REPAIR. NorStar agrees to keep the premises in good order, condition and repair, and NorStar shall maintain, but shall not be obligated to replace any plumbing, heating, air-conditioning, ventilating, and electrical facilities located at the property, provided however, that NorStar shall be obligated to repair any damage caused by it to said facilities. The parties further acknowledge issues and responsibilities of maintenance and repair are addressed in paragraph 14 of the sublease agreement between CED and Briazz, as well as in the master lease agreement now between JSB and CED.

         15.      NORSTAR'S IMPROVEMENTS AND ALTERATIONS.

                  15.1 WRITTEN CONSENT. Upon execution of this agreement, NorStar shall be allowed to upgrade the existing electrical which will include installation of additional electrical circuits; install a compressed air line; expand the existing floor drains from circular drains to trench drains; erect an entry wall and double swinging doors to separate the production area from the dressing area; and paint and repair the entry area, bathrooms, dressing area and breakroom. Other than aforesaid improvements, NorStar shall not, without Briazz' prior written consent, which consent shall not be unreasonably withheld, except for any nonstructural alterations, improvements or additions, make any alterations, additions or utility installations in, on or about the premises. In any event, NorStar shall make no change or alteration to the exterior of the building without Briazz' prior written consent, which consent shall not be unreasonably withheld. As used in this paragraph, the term "utility installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air-conditioning, plumbing and fencing. Provided Briazz receives written notice of any alteration or addition and has expressly reserved the right at the time of installation, Briazz may require that NorStar remove any or all of said alterations, improvements, additions or utility installations at the expiration of the term and restore the premises to its prior condition. Should NorStar make any alterations, improvements, additions or utility installations without the prior approval of Briazz, Briazz may require that NorStar remove any or all of the same.

                  15.2 COMPLIANCE WITH LAWS. NorStar shall comply with any and all applicable laws, ordinances, rules, or regulations of any governmental entity having jurisdiction over the property relating to the design and accomplishment of any and all alterations and improvements. NorStar shall perform all alterations and improvements in a good and workmanlike manner.

                  15.3 LIENS. NorStar shall not permit any liens to be filed against the property for material delivered to the property, or for labor or other services performed on or with respect to the property at the request of NorStar, or in any way arising from or related thereto.

         16. NORSTAR'S SIGNS. NorStar shall have the right to place signs on the property. All signs shall be subject to local codes and regulations. At the termination of this sublease, NorStar shall remove any signs it installs, and if any damage should occur, NorStar shall make all necessary

SUBLEASE AGREEMENT - 4
repairs to the same or similar condition as it was in at the start of this sublease, reasonable wear and tear excepted.

         17. RIGHT OF FIRST REFUSAL TO LEASE. NorStar shall have the right of first refusal to lease the remaining property that Briazz will continue to occupy pursuant to its sublease agreement with CED. If Briazz desires to sublease, assign, or otherwise allow an unaffiliated third party to occupy any portion of Briazz' remaining leasehold space that it continues to occupy after entering into this sublease agreement, then Briazz shall notify NorStar in writing of such fact, and shall include with such notice a copy of the written agreement governing such occupancy (the "offer"). NorStar may then elect to lease such space upon the terms and conditions of the offer, by written notice given to Briazz within thirty (30) days after NorStar's receipt of the offer. If NorStar does not exercise its rights with regard to Briazz' specific offer, such election shall not constitute a waiver of NorStar's right with respect to any subsequent offers, and Briazz must give NorStar a similar right of refusal regarding any offer containing terms different from any previous offer presented to NorStar.

         18. INSURANCE. NorStar shall procure and maintain throughout the term and any extension thereof, a policy of combined single limit bodily injury and property damage insurance in the amount of $1 million applicable to the leasehold premises insuring Briazz against any liability generally insured against under such policies. NorStar shall name Briazz as an additional insured, and provide Briazz with sixty (60) days written notice of cancellation, non-renewal or major changes in terms and conditions of insurance coverage. NorStar shall provide a certificate of insurance evidencing required insurance coverage to Briazz. NorStar may provide such insurance under a blanket policy of insurance, and all such insurance shall be maintained with an insurance carrier with a Best's Key Rating Guide of at least A-: VIII..

         19.      HAZARDOUS SUBSTANCES.

                  a. Hazardous Substances. The term "Hazardous Substances," as used in this sublease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any government authority.

                  b. Sublessee's Restrictions. NorStar shall not cause or permit its employees, agents, or invitees to cause:

                           (1)      Any violation of any federal, state, or
local law, ordinance, or regulation now or hereafter enacted, related to environmental condition on, under, or about the Property, or arising from NorStar's use o occupancy of the property, including, but not limited to soil and ground water conditions; or

                           (2)      The use, generation, release, manufacture,
refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the property, or the transportation to or from the property of any Hazardous Substances, except for the incidental use of substances in the ordinary course of conduct of NorStar's business.

                  c.       Environmental Clean-Up.

SUBLEASE AGREEMENT - 5

                           (1)      NorStar shall, at NorStar's own expense,
remedy any violation of laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws"), but only if such violations are committed by NorStar, its agents, representatives, or invitees.

                           (2)      NorStar shall promptly notify Briazz if
NorStar knows that any release of a Hazardous Material has come or will come to be located on or beneath the Property. If the release of a Hazardous Material is required to be reported to a state or local agency pursuant to law and the release was caused by NorStar, and NorStar knowingly and willfully fails to provide such notice to Briazz, then at Briazz's option such failure to provide notice shall constitute a material default under this sublease which can be cured only if NorStar promptly commences and removes or otherwise takes remedial action with respect to the Hazardous Material release. In any event, NorStar shall be liable to Briazz for all actual damages incurred by Briazz resulting from the failure of NorStar to give the notice required by the section.

                           (3)      NorStar shall, at NorStar's own expense,
make all submissions to, and comply with all requirements of, all governmental authorities (the "Authorities") under the Laws, but only to the extent the same relate to Hazardous Substances present on the property because of a violation by NorStar of this section. In addition, NorStar will provide all information relating to NorStar's use and storage of Hazardous Material required by the Authorities under the Laws.

                           (4)      Should an Authority or any third party
demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this sublease, at or from the property and which arises from NorStar's use or occupancy of the property, then NorStar shall, at NorStar's own expense, prepare and submit the required plans and all related bonds and other financial assurances and NorStar shall carry out all such clean-up plans.

                           (5)      NorStar shall promptly provide all
information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Briazz. If NorStar fails to fulfill any duty imposed under this paragraph within a reasonable time, Briazz may do so; and in such a case, NorStar shall cooperate with Briazz in order to prepare all documents Briazz deems necessary or appropriate to determine the applicability of the Laws to the property and NorStar's use thereof, a d for compliance therewith, and NorStar shall execute all documents promptly upon Briazz's request. No such action by Briazz and no attempt made by Briazz to mitigate damages under any Law shall constitute a waiver of any of NorStar's obligations under this paragraph.

                           (6)      Briazz shall have the right to inspect the
property at reasonable times to assure compliance by NorStar with the terms of this section.

                           (7)      NorStar's obligations and liabilities under
this paragraph c shall survive the expiration of this sublease.

                  d.       Sublessee's Indemnity.

                           (1)      NorStar shall indemnify, defend, and hold
harmless Briazz and its officers, directors, shareholders, partners, affiliates, agents, and employees from any and all liability, expense, fines, or other claims of any character whatsoever, as well as any and all costs associated therewith (including without limitation reasonable attorneys' and consultants' fees and expenses) arising out of or in any way connected with any deposit, spill, discharge, or other release of

SUBLEASE AGREEMENT - 6

Hazardous Substances, or the claimed violation of any Laws, which arises at any time from NorStar's use or occupancy of the property, or from NorStar's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws in relation to NorStar's occupancy of the property.

                           (2)      NorStar's obligations and liabilities under
this paragraph d shall survive the expiration of this sublease.

                  e. Sublessor's Indemnity. Briazz shall indemnify, defend, and hold harmless NorStar and its officers, directors, shareholders, partners, affiliates, agents, and employees from any and all liability, expense, fines, or other claims of any character whatsoever, as well as any and all costs associated therewith (including without limitation reasonable attorneys' and consultants' fees and expenses) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances, or the claimed violation of any Laws, which arises from facts existing prior to the commencement date, or which arise at any time from the acts or omissions of Briazz or any third party (other than, NorStar, its agents, representatives, or invitees), and NorStar shall have no liability with respect thereto regardless of any contrary implication of other language contained in this section.

                  f. Sublessee's Additional Remedy. If the property is now or hereafter becomes contaminated with Hazardous Substances not caused by NorStar and if such contamination or the investigation or remediation thereof materially interferes with NorStar's use of the property or rights under this sublease, then NorStar may, in addition to its other remedies, terminate this sublease upon written notice to Briazz.

         20. INDEMNITY. Except for any act, omission, fault or negligence of Briazz or Briazz's agents, employees, representatives or invitees, NorStar shall indemnify and hold harmless Briazz from and against any and all claims of third parties arising from NorStar's use of the premises, or from the conduct of NorStar's business, or from any activity, work or things done, permitted or suffered by NorStar in or about the premises; and NorStar shall further indemnify and hold harmless Briazz from and against any and all claims arising from any negligence of NorStar or any of NorStar's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Briazz by reason of any such claim, NorStar upon notice from Briazz shall defend the same at NorStar's expense.

         21       DAMAGE BY CASUALTY. The rights and remedies of the parties upon damage or destruction to the property shall be the same as set forth in section 8 of the master lease agreement dated November 1, 1993, now by and between JSB and CED.

         22. CONDEMNATION. The rights and remedies of the parties upon condemnation of the property shall be the same as set forth in section 13 of the master lease agreement dated November 1, 1993, now by and between JSB and CED.

         23. ASSIGNMENT AND SUBLETTING. Notwithstanding anything to the contrary in the master lease agreement dated November 1, 1993 now between JSB and CED, and that sublease agreement dated February 6, 1998 now between Stusser Electric Company and Briazz, NorStar shall not

SUBLEASE AGREEMENT - 7
sublease any portion of the property or assign any or all of its interests therein without the prior written consent of Briazz, which Briazz shall not unreasonably withhold.

         24. DEFAULT AND REMEDIES. The rights and remedies of the parties upon default hereunder shall be the same as set forth in section 12 of the master lease agreement dated November 1, 1993, now by and between JSB and CED. The parties agree that NorStar shall not be deemed to have abandoned the property, so long as it continues to pay rent.

         25. CONSENTS. Briazz shall obtain and provide NorStar with consents to the sublease and non-disturbance agreements substantially in the form of attached EXHIBITS C AND D from all parties holding an interest senior to Briazz, or by those holding a senior position agreeing not to disturb or diminish NorStar's right to quiet enjoyment or possession of the property, so long as NorStar is not in default hereunder past any applicable cure date. Senior interest holders include JSB and CED.

         26. ESTOPPEL CERTIFICATE. Whenever requested in writing by the other party, Briazz or NorStar shall execute and deliver within fourteen (14) days after receipt thereof, an estoppel certificate or other form of acknowledgment as to the commencement date, the status and validity of this sublease, the state of the rental, any default by the other party alleged by the party providing the certificate, and such other information as may be reasonably required.

         27. NOTICES. All written notices required under this sublease shall be sent by personal delivery, telephone facsimile transmission, or by certified or registered mail with return receipt requested, express courier delivery service.

         28. RIGHTS OF SUCCESSORS. Subject to any express restrictions contained in any other provision of this sublease, all rights and obligations under this sublease shall bind and inure to the benefit of the parties hereto and their successors and assigns.

         29. ATTORNEYS' FEES. If either party to this sublease is required to obtain legal counsel as a result of a default by the other party in any way connected with this sublease, the prevailing party in such dispute shall be entitled to reasonable attorneys' fees, litigation expenses, statutory costs from the non-prevailing party, including attorneys' fees and costs on any appeal.

         30. NON-WAIVER. No delay or failure by either party to exercise any right under this instrument, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         31. HEADINGS. Headings in this sublease are for reference and convenience only and shall not be used to interpret or construe its provisions.

         32. COUNTERPARTS. This sublease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SUBLEASE AGREEMENT - 8

         33. ENTIRE AGREEMENT. This agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them, except as otherwise provided herein. No change in the provisions of this sublease shall be effective unless made in writing and signed by the parties to this sublease.

         34. BROKERAGE COMMISSION. Briazz and NorStar warrant to each other that they have dealt with no other real estate brokers in connection with this transaction other than Llewellyn Real Estate, Inc. Briazz shall be responsible to pay the commission to Llewellyn Real Estate in the amount of 2.5% of the gross lease amount under this sublease.

         35. CONSTRUCTION. Briazz and NorStar have participated equally in the negotiation of this sublease. This sublease shall be construed without regard to which party drafted any particular clause under consideration.

SUBLESSOR:                              SUBLESSEE:

BRIAZZ, INC.                            NORSTAR SPECIALTY FOODS, INC.

By: /s/ Victor D. Alhadeff              By: /s/ Gerald D. Isaac
   ---------------------------------       -------------------------------------
       Victor D. Alhadeff, CEO          Gerald D. Isaac, Chief Executive Officer

Date: April 22, 2003                    Date: April 22, 2003

         The undersigned hereby consents to the terms of the foregoing sublease between Briazz and NorStar.

JSB PROPERTIES, LLC
a Washington limited liability company

By: /s/ Brad Spear
   -----------------------------------

Name/Title: Brad Spear, Member/Manager

Date: 5/13/03

SUBLEASE AGREEMENT - 9

         The undersigned hereby consents to the terms of the foregoing sublease between Briazz and NorStar.

CONSOLIDATED ELECTRICAL
DISTRIBUTORS, INC.

By: /s/ Thomas A. Lullo
   ---------------------------------------
Name/Title: Thomas A. Lullo Vice President

Date: May 23, 2003

State of Washington )
                     : ss
County of King      )

         On this 22nd day of April, 2003, before me, the undersigned, a Notary Public in and for the state of Washington, duly commissioned and sworn, personally appeared Victor D. Alhadeff to me known to be the CEO of BRIAZZ, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

         Witness my hand and official seal hereto affixed the day and year first above written.

                                  /s/ Sherry L. McKillop
                                  --------------------------------------------
                                  NOTARY PUBLIC in and for the state
                                  of Washington, residing at: Federal Way, WA
                                  My commission expires: 9/6/04

SUBLEASE AGREEMENT - 10

State of Washington  )
                      : ss
County of King       )

         On this 22nd day of April, 2003, before me, the undersigned, a Notary Public in and for the state of Washington, duly commissioned and sworn, personally appeared GERALD D. ISAAC to me known to be the chief executive officer of NORSTAR SPECIALTY FOODS, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

         Witness my hand and official seal hereto affixed the day and year first above written.

                                    /s/ Sherry L. McKillop
                                    --------------------------------------------
                                    NOTARY PUBLIC in and for the state
                                    of Washington, residing at: Federal Way, WA
                                    My commission expires: 9/6/04

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT                                  No. 5807
--------------------------------------------------------------------------------

State of California

County of Los Angeles

On May 23, 2003, before me, Marilyn Housfeld Novak, Notary Public
                            ----------------------------------------------------
                            NAME, TITLE OF OFFICER, EG "JANE DOE, NOTARY PUBLIC"
personally appeared Thomas A. Lullo
                    ------------------------------------------------------------
                                   NAME(S) OF SIGNER(S)
[X] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                      name(s) is/are subscribed to the within
[SEAL]                                instrument and acknowledged to me that
                                      he/she/they executed the same in
       MARILYN HOUSFELD NOVAK         his/her/their authorized capacity(ies),
        COMM. #(ILLEGIBLE)            and that by his/her/their signature(s) on
     NOTARY PUBLIC - CALIFORNIA       the instrument the person(s), or the
        LOS ANGELES COUNTY            entity upon behalf of which the person(s)
 My Commission Exp. July [ILLEGIBLE]  acted, executed the instrument.

                                      WITNESS my hand and official seal.

                                      /s/ Marilyn Housfeld Novak
                                      ------------------------------------------
                                                 SIGNATURE OF NOTARY

---------------------------------- OPTIONAL ------------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

   CAPACITY CLAIMED BY SIGNER             DESCRIPTION OF ATTACHED DOCUMENT

[ ] INDIVIDUAL
[X] CORPORATE OFFICER
     V.P.                                   Sublease Agreement, Seattle
    -----------------------------       ------------------------------------
             TITLE(S)                        TITLE OR TYPE OF DOCUMENT

[ ] PARTNER(S)   [ ] LIMITED
                 [ ] GENERAL                             12
[ ] ATTORNEY-IN-FACT                    ------------------------------------
[ ] TRUSTEE(S)                                    NUMBER OF PAGES
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER:                              ------------------------------------
          -----------------------                 DATE OF DOCUMENT
    -----------------------------
    -----------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)        ------------------------------------
  Consolidated Electrical                 SIGNER(S) OTHER THAN NAMED ABOVE
   Distributors, Inc.
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                      (C)1983 NATIONAL NOTARY ASSOCIATION - 8238 [ILLEGIBLE] -
                                     P.O. BOX 7164 - CANOGA PARK,GA [ILLEGIBLE]